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                                                                    EXHIBIT 11.1

                            STERLING COMMERCE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

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                                                                   YEAR ENDED
                                                                  SEPTEMBER 30,
                                                                      1996
                                                                  -------------
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Primary:
 Average shares outstanding......................................     74,233
 Net effect of dilutive stock options--based on the treasury
  stock method using average market price........................      1,243

                                                                     -------
   Total.........................................................     75,475
                                                                     =======
 Net income......................................................    $58,392
                                                                     =======
 Per share amount................................................       $.77
                                                                     =======
Fully diluted:
 Average shares outstanding......................................     74,233
 Net effect of dilutive stock options--based on the treasury stock method using the higher of average or year-end market
  price..........................................................      1,243
                                                                     -------
   Total.........................................................     75,475
                                                                     =======
 Net income......................................................    $58,392
                                                                     =======
 Per share amount................................................       $.77
                                                                     =======
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